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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 7, 2000, with respect to the financial statements of Vertical Software, Inc. included in FutureLink Corp.'s Registration Statement (Form SB-2, No. 333-00000) dated February 11, 2000, in the Form 8-K of FutureLink Corp. dated February 14, 2000, and in the Registration Statement (Form S-8, No. 333-84679) pertaining to the FutureLink Corp.'s Stock Option Plan filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

McLean, Virginia
February 14, 2000



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